Exhibit 24.1

POWER OF ATTORNEY

        WHEREAS, the undersigned officers and directors of GoAmerica, Inc. (the “Company”) desire to authorize Daniel R. Luis and Donald G. Barnhart to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Company’s registration statement described below, including all amendments and supplements thereto,

        NOW, THEREFORE,

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Luis and Donald G. Barnhart, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Company’s Registration Statement on Form S-8 registering (i) the 276,238 shares of the Company’s Common Stock issuable upon exercise of the stock options assumed by the Company upon its acquisition of Hands On Video Relay Services, Inc. and (ii) 1,600,000 shares of this Corporation’s common stock issuable pursuant to the terms of this Corporation’s 2005 Equity Compensation Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 15th day of January, 2008.

Signature	Title

/s/ Aaron Dobrinsky Aaron Dobrinsky	Chairman of the Board

/s/ Daniel R. Luis Daniel R. Luis	President; Chief Executive Officer; Director

Steven C. Chang	Director

/s/ Behdad Egbhali Behdad Eghbali	Director

/s/ Steven Eskenazi Steven Eskenazi	Director

/s/ King Lee King Lee	Director

/s/ Bill M. McDonagh Bill M. McDonagh	Director

/s/ Edmond Routhier Edmond Routhier	Director

/s/Donald G. Barnhart Donald G. Barnhart	Principal Accounting and Financial Officer